UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 22, 2008

United eSystems, Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-49745	91-2150635
(State or other jurisdiction of incorporation)	(Commission File Number)	IRS Employer Identification Number

15431 O’Neal Road Gulfport, MS		39503
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (228) 832-1597

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-14(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1.  Registrant’s Business and Operations.

Item 1.01.  Entry into a Material Definitive Agreement

On August 22, 2008, United eSystems, Inc. (the “Company”) entered into and closed a Share Purchase Agreement (the “Share Purchase Agreement”) with NetCom Data Southern Corp., a Georgia corporation (“NDS”) and the holders of all of the outstanding shares of common stock of NDS, William R. Plummer, Beverly A. Plummer, and Michael Plummer, (the “Stockholders”) for the purchase of all of the outstanding shares of common stock of NDS. The total purchase price paid to the Stockholders in exchange for all of the shares of outstanding common stock of NDS consisted of $320,000 in cash, a promissory note (the “Share Purchase Note”) in the amount of $2,720,000 and 7,800,000 restricted shares of the Company’s common stock.  The 7,800,000 shares of the Company’s common stock that were issued in connection with the Share Purchase Agreement are being held in escrow for six calendar months from the date of closing and are subject to reduction based on the average monthly revenues of NDS during that same period.  The Share Purchase Note bears interest at 5.5% for the first twelve months and 9.5% for the following twenty-four months, when the Share Purchase Note is due in full.  Pursuant to the terms of the Share Purchase Note, the Company will make interest only payments each month and will make three principal payments during the term of the Share Purchase Note.  The Company shall pay $180,000 towards principal on the first and the second anniversary of the issue date of the Share Purchase Note and one final balloon payment representing the then outstanding principal and accrued interest of the Share Purchase Note on the third anniversary of the issue date of the Share Purchase Note. If the Company sells its shares through a private placement and raises at least $6,000,000 within twelve months after the closing under the Share Purchase Agreement or at any time thereafter, the Company is required to make a $2,500,000 principal on the Share Purchase Note (or the balance of the Share Purchase Note, if less) within 10 days after receiving the proceeds from the private placement

In order to facilitate the cash payment due at the closing of the Share Purchase Agreement, on August 22, 2008, the Company issued a non-interest bearing secured promissory note (the “Sorrentino Note”) and entered into and closed a security agreement (the “Security Agreement”) with Robert J. Sorrentino.  The terms of the Sorrentino Note provide that the Company may draw up to $500,000 from Sorrentino with advanced written notice to and subject to the approval of Sorrentino for a period of up to seven months.  The Company drew $280,000 immediately upon issuance of the Sorrentino Note.  Commencing on the seven-month anniversary of the issue date of the Sorrentino Note, the Company will make twenty-four equal monthly installments in an amount sufficient to repay the entire outstanding principal balance during such twenty-four month period.  The Sorrentino Note is secured by the Security Agreement, which grants Sorrentino a security interest in all of the assets existing, owned, or hereafter acquired by the Company.

The common stock and the promissory notes described above were offered and sold without registration under the Securities Act of 1933, as amended, in reliance upon the exemption provided by Section 4(2) and Rule 506 of Regulation D promulgated thereunder, and may not be offered or sold in the United States in the absence of an effective registration statement or exemption from the registration requirements under the Securities Act.  An appropriate restricted legend was placed on the securities issued.

The foregoing descriptions of the Share Purchase Agreement, the Sorrentino Note and the Security Agreement do not purport to be complete and are qualified in their entirety by reference to the respective agreements which are filed as Exhibits 10.1, 10.2 and 10.3, respectively, to this Current Report and incorporated herein by reference.

Section 2.  Financial Information.

Item 2.03.  Creation of Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

See Item 1.01 of this Current Report on Form 8-K which is incorporated herein by reference.

Section 3.  Securities and Trading Markets.

Item 3.02.  Unregistered Sales of Equity Securities

See Item 1.01 of this Current Report on Form 8-K which is incorporated herein by reference.

Section 7.  Regulation FD.

Item 7.01.  Regulation FD Disclosure

On August 28, 2008, the Company issued a press release regarding the matters discussed in this Current Report on Form 8-K.  A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

The information in this Item 7.01, including Exhibit 99.1 attached hereto, is intended to be “furnished” and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific reference in such filing.

Section 9.  Financial Statements and Exhibits.

Item 9.01.  Financial Statements and Exhibits

(a)
Financial Statements of Business Acquired.  As permitted by Item 9.01(a)(4) of Form 8-K, the Company will file the financial statements required by Item 9.01(a)(1) of Form 8-K pursuant to an amendment to this Form 8-K within 71 calendar days after the date this Form 8-K is required to be filed.

(b)
Pro Forma Financial Information.  As permitted by Item 9.01(b)(2) of Form 8-K, the Company will file the pro forma financial information required by Item 9.01(b)(1) of Form 8-K pursuant to an amendment to this Form 8-K within 71 calendar days after the date this Form 8-K is required to be filed.

(d)	Exhibits

	Exhibit Number	Exhibit Title or Description
	10.1	Share Purchase Agreement dated August 22, 2008
	10.2	Sorrentino Note
	10.3	Sorrentino Security Agreement
	99.1	Press Release dated August 28, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITED eSYSTEMS, INC.

Dated: August 28, 2008	By: /s/ Walter Reid Green, Jr.
Walter Reid Green, Jr.
Chief Financial Officer

UNITED eSYSTEMS, INC.
EXHIBIT INDEX

Exhibit Number	Exhibit Title or Description
10.1	Share Purchase Agreement dated August 22, 2008
10.2	Sorrentino Note
10.3	Sorrentino Security Agreement
99.1	Press Release dated August 28, 2008

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